Exhibit 4.3A

FIRST AMENDMENT TO
CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (the “Amendment”), dated and effective as of August 31, 2005, is made by and among NEW JERSEY NATURAL GAS COMPANY, a New Jersey corporation (the “Borrower”), the BANKS (as hereinafter defined), JPMORGAN CHASE BANK NA and BANK OF AMERICA, N.A., successor by merger to FLEET NATIONAL BANK, each in its capacity as a syndication agent, BANK OF TOKYO-MITSUBISHI TRUST COMPANY and CITICORP NORTH AMERICA, INC., each in its capacity as a documentation agent, and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Banks (hereinafter referred to in such capacity as the “Agent”).

W  I  T  N  E  S  S  E  T  H:

WHEREAS, reference is made to that certain Credit Agreement, dated as of December 16, 2004, by and among the Borrower, the Banks party thereto, JPMorgan Chase Bank NA and Bank of America, N.A., successor by merger to Fleet National Bank, each in its capacity as a syndication agent, Bank of Tokyo-Mitsubishi Trust Company and Citicorp North America, Inc., each in its capacity as a documentation agent, and the Agent (the “Credit Agreement”); and

WHEREAS, the parties hereto desire to amend certain terms of the Credit Agreement as hereinafter provided.

NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

1.             Definitions.

Capitalized terms used herein unless otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement as amended by this Amendment.

2.             Amendment of Credit Agreement.

Section 2.9.1 [Issuance of Letters of Credit.] of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“2.9.1      Issuance of Letters of Credit.

Borrower may request the issuance of a letter of credit (each a “Letter of Credit”) on behalf of itself by delivering to the Agent a completed application and agreement for letters of credit in such form as the Agent may specify from time to time by no later than 10:00 a.m., Pittsburgh time, at least five (5) Business Days, or such shorter period as may be agreed to by the Agent, in advance of the proposed date of issuance.  Each Letter of Credit shall be a Standby Letter of Credit (and may not be a Commercial Letter of Credit).  Subject to the terms and conditions hereof and in reliance on the agreements of the other Banks set forth in this Section 2.9, the Agent or any of the Agent’s Affiliates will issue a Letter of Credit provided that each Letter of Credit shall (A) have a maximum maturity of twelve (12) months from the date of issuance, and (B) in no event expire later than ten (10) Business Days prior to the Expiration Date and provided, further, that in no event shall the Revolving Facility Usage exceed, at any one time, the Revolving Credit Commitments.  Schedule 2.9.1 sets forth letters of credit issued by PNC Bank, National Association, as administrative agent, under the Existing Credit Facility, which are outstanding as of the Closing Date (the ‘Existing Letters of Credit’).  It is expressly agreed that the Existing Letters of Credit are Letters of Credit under this Agreement.”

3.             Conditions of Effectiveness of this Amendment.

This Amendment shall become effective upon satisfaction of each of the following conditions being satisfied to the satisfaction of the Agent (the “Effective Time”):

(a)           Legal Details; Counterparts.  All legal details and proceedings in connection with the transactions contemplated by this Amendment shall be in form and substance satisfactory to the Agent, the Agent shall have received from the Borrower and the Required Banks an executed original of this Amendment and the Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Agent.

(b)           Execution and Delivery of Amendment.  The Borrower, the Agent, and the Required Banks shall have executed this Amendment.

(c)           No Default.  Confirmation of Representations and Warranties.  The Borrower, by its execution and delivery of this Amendment to the Agent, hereby certifies that:  (i) no Event of Default or Potential Default has occurred and is continuing, and (ii) the representations and warranties made by the Borrower in or pursuant to the Credit Agreement or any of the other Loan Documents, are true and correct in all material respects on and as of the date hereof as if made on such date (except to the extent that any such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date).

4.             Miscellaneous.

(a)           Force and Effect; No Novation.  The Credit Agreement is hereby amended in accordance with the terms hereof and any reference to the Credit Agreement in any Loan Document or any other document, instrument, or agreement shall hereafter mean and include the Credit Agreement as amended hereby.  The Credit Agreement (as amended by this Amendment) and each of the other Loan Documents are hereby ratified and confirmed and are in full force and effect.  Borrower, the Banks, and the Agent acknowledge and agree that this Amendment is not intended to constitute, nor does it constitute, a novation, interruption, suspension of continuity, satisfaction, discharge or termination of the obligations, loans, liabilities, or indebtedness under the Credit Agreement or the other Loan Documents.

(b)           Governing Law.  This Amendment shall be deemed to be a contract under the laws of the State of New Jersey and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the State of New Jersey without regard to its conflict of laws principles.

(c)           Counterparts.  This Amendment may be signed in any number of counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(d)           Fees and Expenses.  The Borrower unconditionally agrees to pay and reimburse the Agent and save the Agent harmless against liability for the payment of all out-of-pocket costs, expenses and disbursements, including without limitation, reasonable fees and expenses of counsel incurred by the Agent in connection with the development, preparation, execution, administration, interpretation or performance of this Amendment and all other documents or instruments to be delivered in connection herewith.

[SIGNATURES BEGIN ON NEXT PAGE]

[SIGNATURE PAGE TO FIRST AMENDMENT TO
NEW JERSEY NATURAL GAS COMPANY CREDIT AGREEMENT]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have executed this Amendment as of the date first above written.

BORROWER:

ATTEST:	NEW JERSEY NATURAL GAS COMPANY

	By:	[Seal]
Name:	Name:
Title:	Title:

[SIGNATURE PAGE TO FIRST AMENDMENT TO
NEW JERSEY NATURAL GAS COMPANY CREDIT AGREEMENT]

BANK OF AMERICA, N.A., successor by merger to FLEET NATIONAL BANK, individually and as Syndication Agent

By:
Name:
Title:

[SIGNATURE PAGE TO FIRST AMENDMENT TO
NEW JERSEY NATURAL GAS COMPANY CREDIT AGREEMENT]

BANK OF TOKYO-MITSUBISHI TRUST COMPANY, individually and as Documentation Agent

By:
Name:
Title:

[SIGNATURE PAGE TO FIRST AMENDMENT TO
NEW JERSEY NATURAL GAS COMPANY CREDIT AGREEMENT]

CALYON NEW YORK BRANCH

By:
Name:
Title:

By:
Name:
Title:

[SIGNATURE PAGE TO FIRST AMENDMENT TO
NEW JERSEY NATURAL GAS COMPANY CREDIT AGREEMENT]

CITICORP NORTH AMERICA, INC., individually and as Documentation Agent

By:
Name:
Title:

[SIGNATURE PAGE TO FIRST AMENDMENT TO
NEW JERSEY NATURAL GAS COMPANY CREDIT AGREEMENT]

CITIZENS BANK OF MASSACHUSETTS

By:
Name:
Title:

[SIGNATURE PAGE TO FIRST AMENDMENT TO
NEW JERSEY NATURAL GAS COMPANY CREDIT AGREEMENT]

COMERICA BANK

By:
Name:
Title:

[SIGNATURE PAGE TO FIRST AMENDMENT TO
NEW JERSEY NATURAL GAS COMPANY CREDIT AGREEMENT]

JPMORGAN CHASE BANK NA, individually and as Syndication Agent

By:
Name:
Title:

[SIGNATURE PAGE TO FIRST AMENDMENT TO
NEW JERSEY NATURAL GAS COMPANY CREDIT AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION, individually and as Agent

By:
Name:
Title:

[SIGNATURE PAGE TO FIRST AMENDMENT TO
NEW JERSEY NATURAL GAS COMPANY CREDIT AGREEMENT]

THE BANK OF NEW YORK, individually and as a Co-Agent

By:
Name:
Title: